Exhibit a.4

ICAP FUNDS, INC.

Articles Supplementary

ICAP Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended, (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue 500,000,000 shares of Common Stock.  All shares of all classes and series of the Corporation’s Common Stock have a par value of $0.01 per share.  The aggregate par value of all shares of all classes and series of the Corporation’s Common Stock is $5,000,000.

SECOND:  At a meeting held on May 22, 2006, the Board of Directors of the Corporation unanimously approved the adoption of resolutions which reclassify the authorized but unissued Class I shares of Common Stock of the Corporation’s three series into five classes of shares as follows:

Series

Class

     Shares Authorized

MainStay ICAP Equity Fund

Class A

50,000,000

(100,000,000 shares authorized)

Class C

10,000,000

Class R1

  5,000,000

Class R2

  5,000,000

Class R3

  5,000,000

MainStay ICAP Select Equity Fund

Class A

24,000,000

(50,000,000 shares authorized)

Class C

  5,000,000

Class R1

  2,000,000

Class R2

  2,000,000

Class R3

  2,000,000

MainStay ICAP International Fund

Class A

24,000,000

(50,000,000 shares authorized)

Class C

  5,000,000

Class R1

  2,000,000

Class R2

  2,000,000

Class R3

  2,000,000

At the same meeting (and pursuant to Articles of Amendment filed concurrently herewith), the Board had also approved the redesignation of each series’ issued and unissued shares of Common Stock as Class I shares of each such series as follows:  (1) MainStay ICAP Equity Fund:  100,000,000 shares redesignated as Class I shares; (2) MainStay ICAP Select Equity Fund:  50,000,000 shares redesignated as Class I shares; and (3) MainStay ICAP International Fund:  50,000,000 shares redesignated as Class I shares.  After taking into account the foregoing, 25,000,000 shares remain as Class I shares of the MainStay ICAP Equity Fund, 15,000,000 shares remain as Class I shares of the MainStay ICAP Select Equity Fund, and 15,000,000 shares remain as Class I shares of the MainStay ICAP International Fund.

THIRD:  At a meeting held on May 22, 2006, the Board of Directors of the Corporation unanimously approved the adoption of resolutions which reclassify 50,000,000 authorized but unissued shares of Common Stock that are not classified or designated into any series as: 26,000,000 Class A shares of the MainStay ICAP Select Equity Fund; 5,000,000 Class C shares of the MainStay ICAP Select Equity Fund; 10,000,000 Class I shares of the MainStay ICAP Select Equity Fund; 3,000,000 Class R1 shares of the MainStay ICAP Select Equity Fund; 3,000,000 Class R2 shares of the MainStay ICAP Select Equity Fund; and 3,000,000 Class R3 shares of the MainStay ICAP Select Equity Fund.

FOURTH:  At a meeting held on May 22, 2006, the Board of Directors of the Corporation unanimously approved the adoption of resolutions which reclassify 50,000,000 authorized but unissued shares of Common Stock that are not classified or designated into any series as: 26,000,000 Class A shares of the MainStay ICAP International Fund; 5,000,000 Class C shares of the MainStay ICAP International Fund; 10,000,000 Class I shares of the MainStay ICAP International Fund; 3,000,000 Class R1 shares of the MainStay ICAP International Fund; 3,000,000 Class R2 shares of the MainStay ICAP International Fund; and 3,000,000 Class R3 shares of the MainStay ICAP International Fund.

FIFTH:  The total number of shares of Common Stock of all classes that the Corporation has authority to issue after the foregoing are allocated is as follows:

Series

Class

     Shares Authorized

MainStay ICAP Equity Fund

Class A

50,000,000

(100,000,000 shares authorized)

Class C

10,000,000

Class I

25,000,000

Class R1

  5,000,000

Class R2

  5,000,000

Class R3

  5,000,000

MainStay ICAP Select Equity Fund

Class A

50,000,000

(100,000,000 shares authorized)

Class C

10,000,000

Class I

25,000,000

Class R1

  5,000,000

Class R2

  5,000,000

Class R3

  5,000,000

MainStay ICAP International Fund

Class A

50,000,000

(100,000,000 shares authorized)

Class C

10,000,000

Class I

25,000,000

Class R1

  5,000,000

Class R2

  5,000,000

Class R3

  5,000,000

The total number of shares of Common Stock of all classes and series that the Corporation has authority to issue immediately after the foregoing remains 500,000,000 shares of Common Stock, including the shares of Common Stock which are not designated as to any class or series, with a par value of $0.01 per share.  The aggregate par value of the shares of all classes and series of the Corporation’s Common Stock will remain $5,000,000.

SIXTH:  The shares of the MainStay ICAP Equity Fund, MainStay ICAP Select Equity Fund and MainStay ICAP International Fund as so classified and allocated by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article V, Section 5.5 of the Articles of Incorporation of the Corporation, and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation relating to the stock of the Corporation generally.

SEVENTH:  The shares of the MainStay ICAP Equity Fund, MainStay ICAP Select Equity Fund and the MainStay ICAP International Fund aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

EIGHTH:  These Articles Supplementary will become effective at 12:01 a.m. on August 30, 2006.

IN WITNESS WHEREOF, ICAP Funds, Inc. has caused these Articles Supplementary to be signed as of the 22nd day of May, 2006 in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

Witness:	ICAP Funds, Inc.

/s/ Pamela H. Conroy	/s/ Robert H. Lyon
Pamela H. Conroy	Robert H. Lyon
Secretary	President